UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2023

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-3672	Ameren Illinois Company (Illinois Corporation) 10 Richard Mark Way Collinsville, Illinois 62234 (618) 343-8150	37-0211380

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
Ameren Corporation	☐
Ameren Illinois Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Ameren Corporation	☐
Ameren Illinois Company	☐

ITEM 8.01	Other Events.

Reference is made to Note 2 – Rate and Regulatory Matters to the financial statements under Part I, Item 1. Financial Statements and to Overview and Outlook under Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023; and to Note 2 – Rate and Regulatory Matters to the financial statements under Part II, Item 8. Financial Statements and Supplementary Data and to Overview and Outlook under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Annual Report on Form 10-K for the year ended December 31, 2022, of registrants Ameren Corporation and Ameren Illinois Company (“Ameren Illinois”), for a discussion of Ameren Illinois’ multi-year electric distribution service rate plan (“MYRP”) and multi-year integrated grid plan for the years 2023 through 2027 (“Grid Plan”), each filed with the Illinois Commerce Commission (“ICC”) in January 2023.

On December 14, 2023, the ICC issued an order (“Order”) in Ameren Illinois’ MYRP proceeding approving base rates for electric distribution services for 2024 through 2027 and rejecting the proposed Grid Plan, in each case as further described below.

In the Order, the ICC rejected the proposed Grid Plan that was filed by Ameren Illinois in January 2023 and that was part of the MYRP proceeding. The plan outlined how Ameren Illinois expected to operate and invest in electric distribution infrastructure in order to support grid modernization, clean energy, energy efficiency, and the state of Illinois’ renewable energy, equity, climate, electrification, and environmental goals, while providing safe, secure, reliable, and resilient electric distribution service to customers. The ICC concluded that the proposed Grid Plan did not meet certain statutory requirements and directed Ameren Illinois to file a revised Grid Plan within three months. The ICC will be under no deadline to act on the revised Grid Plan when filed.

In the Order, until approval of a revised Grid Plan, the ICC adopted an alternative methodology for the years 2024 through 2027 to establish a rate base and revenue requirement that differed from the MYRP that Ameren Illinois had proposed. Adjusted for correction of an assumed error in the 2027 revenue requirement in the Order, the alternative methodology adopted by the ICC provides for a cumulative increase of $142 million in revenues ($58 million before assumed correction), compared to Ameren Illinois’ cumulative request of $444 million (per Ameren Illinois’ reply brief). The Order reflects a return on equity of 8.72% and a capital structure common equity percentage of 50.0%. The ICC used the last ICC-approved rate base, which was the 2022 year-end rate base of $3.872 billion from the ICC’s November 2023 order. The November 2023 order related to the formula rate tariff in Ameren Illinois’ electric rate review under the Illinois Energy Infrastructure Modernization Act (“IEIMA”). This rate base will continue through 2027 unless ICC approval of a revised Grid Plan results in an update of each year’s revenue requirement. The following table presents the approved revenue requirement, the approved return on equity, the approved capital structure common equity percentage, the approved average annual rate base, and Ameren Illinois’ proposed average annual rate base not approved in the Order:

Year	Approved Order Revenue Requirement (millions)	Approved Order Return On Equity	Approved Order Capital Structure Common Equity Percentage	Approved Order Average Annual Rate Base (billions)	Ameren Illinois Proposed Average Annual Rate Base[1] (billions)
2024	$1,162	8.72%	50.0%	$3.9	$4.3
2025	$1,210	8.72%	50.0%	$3.9	$4.6
2026	$1,242	8.72%	50.0%	$3.9	$4.9
2027	$1,255[2]	8.72%	50.0%	$3.9[2]	$5.2

1 The Ameren Illinois proposed average annual rate base included $675 million, $707 million, $578 million, and $645 million of Grid Plan investments for 2024, 2025, 2026, and 2027, respectively.

2 Adjusted for correction of an assumed error in the Order. The Order omitted $1 billion of 2022 year-end rate base from 2027 rate base, resulting in a reduction of $84 million to the 2027 revenue requirement. Ameren Illinois is seeking a correction to the Order.

The Illinois Public Utilities Act ensures recovery of the 2023 revenue requirement after a reconciliation is approved by the ICC, which will be collected from customers in 2025. That recovery will reflect 2023 year-end rate base. Subject to ICC approval, Ameren Illinois expects that once the ICC accepts a revised Grid Plan, cumulative rate base will be reflected in MYRP revenue requirements going forward. Ameren Illinois estimates its average annual and year-end rate base for 2023 to be $4.1 billion and $4.3 billion, respectively.

The Order allows Ameren Illinois to reconcile its actual revenue requirement to the ICC-approved electric distribution service rates on an annual basis, subject to a reconciliation cap that requires the actual revenue requirement will not exceed 105% of the annual revenue requirement approved by the ICC. Certain variations from forecasted costs will be excluded from the reconciliation cap, including those associated with major storms; new business and facility relocations; changes in the timing of certain expenditures or investments into or out of the applicable calendar year; and changes in interest rates, income taxes, taxes other than income taxes, pension and other post-retirement benefits costs, and amortization of certain regulatory assets. The reconciliation cap also excludes costs recovered through riders outside of base rates, such as riders for electric energy-efficiency investments, power procurement and transmission services, renewable energy credit compliance, zero emission credits, certain environmental costs, bad debt write-offs, and 2022 and 2023 revenue requirement reconciliation recoveries under the IEIMA, among others. Ameren Illinois’ existing riders will remain effective and electric distribution service revenues will continue to be decoupled from sales volumes. The actual revenue requirement for a particular year will incorporate Ameren Illinois’ year-end rate base and actual capital structure for such year, provided that the resulting revenue requirement does not exceed the 105% reconciliation cap and the common equity percentage in such capital structure may not exceed the percentage approved in the Order.

Under the Order, the return on equity approved by the ICC will be subject to annual incentives and penalties, if applicable, of up to 24 basis points during the four-year period based on the seven performance metrics approved by the ICC in September 2022. These performance metrics include improvements in service reliability in both the frequency and duration of outages, a reduction in peak loads, an increased percentage of spend with diverse suppliers, a reduction in disconnections for certain customers, and improved timeliness in response to customer requests for interconnection of distributed energy resources. Ameren Illinois is evaluating whether the rejection of the Grid Plan will impact its ability to achieve these performance metrics.

Rate changes consistent with the Order will become effective by January 1, 2024.

Ameren Illinois intends to take prudent steps to align its 2024 operations with the Order, while continuing to ensure safe and adequate service is maintained. This may include significant reductions to Ameren Illinois’ capital expenditure and operations and maintenance expense plans. Ameren Illinois will seek rehearing of certain aspects of the Order and may subsequently appeal aspects of the Order. Moreover, intervenor parties to this proceeding may similarly seek rehearing or subsequently appeal any aspect of the Order. Ameren Illinois cannot predict the outcome of a rehearing or appeal if so filed.

This combined Form 8-K is being filed separately by Ameren Corporation and Ameren Illinois (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

	By:	/s/ Michael L. Moehn
	Name:	Michael L. Moehn
	Title:	Senior Executive Vice President and
Chief Financial Officer

AMEREN ILLINOIS COMPANY
(Registrant)

	By:	/s/ Leonard P. Singh
	Name:	Leonard P. Singh
	Title:	Chairman and President

Date: December 18, 2023